                                                                   EXHIBIT 10.27

                                   AGREEMENT

     This Agreement (the "Agreement"), dated as of August 8, 2000 is made by and between Charles E. Fioretti ("Seller") and Mannatech, Incorporated, a Texas corporation ("Company").

     WHEREAS, Seller is the holder of 4,989,549 shares of Company common stock, $.0001 par value per share (the "Common Stock ").

     WHEREAS, Company has agreed to loan Seller an amount of $500,000, subject to the terms and conditions of this Agreement.

     WHEREAS, Seller desires to sell certain shares of Common Stock to Company and Company desires to purchase such shares of Common Stock from Seller, subject to the terms and conditions of this Agreement.

     WHEREAS, Company holds a Renewal and Extension Promissory Note dated February 17, 1999 made by Seller in the principal amount of $199,896.10 (the "Agritech Note") and Seller hereby desires to grant Company the right to require Seller to purchase the Agritech Note.

     WHEREAS, Seller has agreed to certain restrictions on sale of shares of Common Stock, subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


                            STATEMENT OF AGREEMENT

     1. Loan to Seller. As of the date of this Agreement, and upon the terms and
        --------------
subject to the conditions of this Agreement, Company agrees to make a loan to Seller in the amount of $500,000 in exchange for Seller's execution and delivery of a promissory note (the "Note") in the form attached hereto as Exhibit A.

     2. Provisions Applicable to the Note.
        ---------------------------------

          (a) Repayment of the Note. The outstanding balance of the Note shall
              ---------------------
be payable in (6) successive monthly installments of 26,455 [$83,333.33 divided by the product of the (agreed price of stock on August 8, 2000 at 3.50 times 0.90] shares of Common Stock (each a "Loan Payment") commencing on September 3, 2000 and continuing on the third day of each successive month thereafter, through and including February 3, 2001; at which time the outstanding balance under the Note shall be due and payable in full.

                                      (1)

          (b) Delivery of Stock. On each payment date set forth in Section 2(a)
              -----------------
above, Seller shall transfer and deliver to Company the Loan Payment in a certificate or certificates representing the shares of Common Stock then due and owing (the "Loan Shares"), together with a stock power in the form of Exhibit B hereto (the "Stock Power"), attached thereto and duly executed in blank, in proper form for transfer.

          (c) Pledge of Shares. Seller hereby assigns, pledges and grants a
              ----------------
security interest in 174,570 shares of Common Stock owned of record and beneficially owned by Seller (the "Pledged Shares"), all certificates representing the Pledged Shares, and all options and other rights, contractual or otherwise, arising in connection with, or related to the Pledged Shares, provided, however, so long as there exists no default by Seller under this Agreement, Seller may exercise all shareholder voting rights of the Pledged Shares. This security interest secures the full and punctual payment and performance of all indebtedness and obligations now or hereafter owed under the Note.

          (d) Release of Pledged Shares. Upon the termination of the Initial
              -------------------------
Lock-Up Period (as defined below) and the Extended Lock-Up Period, if applicable (as defined below) and provided that all indebtedness and obligations secured hereunder have been paid in full or cancelled, the Pledged Shares shall be released from pledge and returned to Seller no later than three days after the provisions specified in this Section 2(d) are satisfied.

     3. Purchase and Sale of Common Stock. On each Purchase Date (as defined
        ---------------------------------
below) and upon the terms and subject to the conditions of this Agreement, Seller shall sell, transfer and deliver to Company and Company shall purchase from Seller, all of Seller's right, title and interest in and to that whole number of shares of Common Stock (the "Sale Shares") that is obtained by dividing $83,333.33 by the Purchase Price (as defined below). On each such Purchase Date, Seller shall deliver to Company a certificate or certificates representing the Sale Shares, together with a Stock Power, attached thereto and duly executed in blank, in proper form for transfer. On each such Purchase Date, in exchange for the Shares, Company shall pay to Seller the amount of $83,333.33.

          For purposes of this Section 3, the term "Purchase Date" shall mean March 3, 2001 and the third day of every month thereafter, ending with March 3, 2002; provided, however, that in the event a Purchase Date is on a day that the United States securities markets are not open for trading, the Purchase Date shall be extended to the next succeeding trading day; and the term "Purchase Price" shall mean a per share amount equal to the product obtained by multiplying (A) the last reported sale price of the Common Stock on the Purchase Date, times (B) 0.9.

     4.  Representations and Warranties of Seller.  Seller hereby represents and
         ----------------------------------------
warrants to Company as follows:

                                      (2)

          (a) Ownership. All of the shares of Common Stock held by Seller
              ---------
(collectively, the "Shares") are owned of record and beneficially by Seller, and Seller has, and the transfer by Seller of the Loan Shares, Sale Shares, Put Shares and Option Shares hereunder will pass to Company, good and marketable title to the Common Stock, free and clear of any claims, liens, encumbrances, pledges, security interests or other arrangements or restrictions whatsoever, except for such legend and related transfer restrictions as are required under the Securities Act of 1933, as amended. There are no other outstanding subscriptions, options, warrants, rights, contracts, understandings or agreements to purchase or otherwise acquire any shares of Common Stock.

          (b) Legal Capacity. Seller has full legal capacity to enter into this
              --------------
Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

     5. Representations and Warranties of Company. Company hereby represents and
        -----------------------------------------
warrants to Seller as follows:

          (a) Corporate Status and Power. Company is a corporation existing
              --------------------------
under the laws of the State of Texas. Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

          (b) Authority. This Agreement has been duly executed and delivered by
              ---------
Company and constitutes a valid and binding obligation of Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws or equitable principles affecting the enforcement of creditors' rights generally.

     6.  Lock-Up Agreement.
         -----------------

          (a) Initial Lock-Up. Except as contemplated by this Agreement, Seller
              ---------------
hereby agrees that for a period of eighteen months from the date hereof (the "Initial Lock-Up Period") he will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Company. Any securities received upon exercise of options granted to Seller will also be subject to the provisions set forth in this Section 6. Seller agrees and consents to the entry and stop transfer instructions with Company's transfer agent against any transfer of shares

                                      (3)
of Common Stock held directly or indirectly by Seller not in compliance with this Agreement. Notwithstanding the foregoing, Seller may sell, contract to sell, pledge or otherwise dispose of shares of Common Stock to Jett, provided that Seller receives prior written approval by the Board of Directors of Company and such sale is at a purchase price in excess of $2.00 per share.

          (b) Extended Lock-Up.  The restrictions and obligations of Seller
              ----------------
under Section 6(a) shall be extended without any further action (the "Extended
      ------------
Lock-Up Period") if Company notifies Seller of its intention to exercise its Option as set forth in Section 8 below. The Lock-up shall be extended only so
                       ---------
long as Mannatech continues to purchase Option Shares pursuant to the Option set forth in Section 8, below. The Extended Lock-Up shall terminate if the Seller shall receive a good faith bona fide offer from a third party to purchase all of his shares, provided that the Company shall have both the right of first refusal and the right to match such offer of the third party, which remain unexercised under the terms set forth below. The Seller shall notify the Company in writing of any such offer, and allow it a 20-day period in which to make a competing offer, he shall notify the Company in writing of the same, allowing it a 20-day period in which to match such third-party offer and proceed to Closing. If the Company has no good faith interest in pursuing the purchase of all of the Seller's shares it may notify the Seller of the same and allow him to proceed immediately to closing by waiving the effect of this Section.


     7.  Put Right.
         ---------

          (a) Exercise of Put Right. Mannatech shall have the option at any time
              ---------------------
during the term of this Agreement to cause Seller to repurchase the Agritech Note by delivering written notice of such election to Seller, which specifies the date of such repurchase, which shall be at least three business days after the date of such written notice (the "Put Date"). Repurchase of the Agritech Note shall be a condition precedent to the operation of Section 8, hereof "Option to Purchase Common Stock."

          (b) Payment of Exercise of Put Right. On the Put Date, Seller shall
              --------------------------------
pay to Company that certain whole number of shares of Common Stock (the "Put Shares") obtained by dividing (i) the amount outstanding on the Agritech Note as of the Put Date, including accrued and unpaid interest by (ii) the Per Share Put Price (as defined). For purposes of this Agreement, the "Per Share Put Price" shall mean a per share amount equal to the product obtained by multiplying (A) the last reported sale price of the Common Stock on the Put Date, times (B) 0.8. On the Put Date, Seller shall transfer and deliver to Company a certificate or certificates representing the Put Shares, together with a Stock Power attached thereto and duly executed in blank, in proper form for transfer.

     8.  Option to Purchase Common Stock.
         -------------------------------

          (a) Exercise of Option.  At the option of the Company, provided that
              ------------------
Mannatech shall have repurchased the Agritech Note, in accordance with Sections 7(a) and (b) hereof, commencing on March 3, 2002 and on the third day of each month thereafter (each an "Option Purchase Date"), the Company may purchase from Seller not less than 50,000 shares of Mannatech stock at the Option Price, as herein defined, so long as it has adequate cash flow, in the good faith opinion of the Chief Financial Officer of the Company to effect such a transaction with adequate reserves and cash on hand to properly operate the business. In months in which the Chief Financial Officer of Mannatech is of the opinion that the Company has inadequate reserves and/or cash on hand to effect such a purchase of 50,000 Option Shares, then the Company may purchase not less than $100,000 in value of shares at the Option price (the "Option"), thereby keeping the Lockup, as extended in full force and effect. Any shares purchased pursuant to this Section shall be "Option Shares." For purposes of this Agreement, the "Option Price" shall mean a per share amount equal to the product obtained by multiplying (A) the last reported sale price of the Common Stock on the Option Purchase Date, times (B) 0.9, but in no event less than $2.00 per share.

          (b) Payment of Option. On each Option Purchase Date, Company shall pay
              -----------------
to Seller $100,000 for the Option Shares and Seller shall deliver to Company a certificate or

                                      (4)
certificates representing the Option Shares, together with a Stock Power attached thereto and duly executed in blank, in proper form for transfer.

     9.  Miscellaneous.
         -------------
          (a) Survival of Representations and Warranties. All representations
              ------------------------------------------
and warranties contained herein shall survive the execution and delivery of this Agreement and the delivery of the Shares, regardless of any investigation at any time made by or on behalf of any party hereto.

          (b) Further Assurances. From time to time, and without additional
              ------------------
consideration, Seller and Company, as the case may be, shall execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as Company or Seller, as the case may be, may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

          (c) Successors and Assigns. This Agreement will be binding upon, inure
              ----------------------
to the benefit of, and be enforceable by the parties hereto and their respective successors and assigns.

          (d) Amendments. This Agreement may not be amended, supplemented or
              ----------
modified except by an instrument in writing signed by each of the parties hereto.

          (e) Interpretation. The headings contained in this Agreement are for
              --------------
reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (f) Counterparts. This Agreement may be executed in multiple
              ------------
counterparts, each of which shall be deemed to be an original and which taken together shall constitute one and the same agreement.

          (g) Entire Agreement. This Agreement (i) constitutes the entire
              ----------------
agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

          (h) Taxes. Seller shall pay all stamp and other taxes, if any, that
              -----
may be payable in respect of the sale and delivery to Company of any shares of Common Stock pursuant to this Agreement.

          (i) Notice. All notices and other communications required or permitted
              ------
hereunder shall be in writing and shall be hand delivered, mailed by certified mail (return receipt requested) or sent by overnight delivery service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                                      (5)

                    If to Seller:       Charles E. Fioretti
                                        600 South Royal Lane, Suite 500
                                        Coppell, TX 75019

                    If to Company:      Mannatech, Incorporated
                                        600 South Royal Lane, Suite 200
                                        Coppell, Texas  75019
                                        Attn:  Deanne Varner, General Counsel

          (j) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS RULES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED HEREBY, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE STATE COURTS OF TEXAS OR THE FEDERAL COURTS OF THE NORTHERN DISTRICT OF TEXAS (THE "CHOSEN COURTS") AND (i) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (ii) WAIVES ANY OBJECTION TO LAYING VENUE IN ANY SUCH ACTION OR PROCEEDING IN THE CHOSEN COURTS AND (iii) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO.

                                      (6)

     IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.



     SELLER:                       By: /s/ CHARLES E. FIORETTI
                                       --------------------------------
                                   Name:  Charles E. Fioretti




     COMPANY:                      MANNATECH, INCORPORATED,
                                   a Texas corporation


                                   By: /s/ ROBERT M. HENRY
                                       --------------------------------
                                   Name:  Robert M. Henry
                                         ------------------------------
                                   Title:   Chief Executive Officer
                                           ----------------------------


                                      (7)

                                   EXHIBIT A
                                   ---------

                                PROMISSORY NOTE


$500,000                         Dallas, Texas                  August 8, 2000


FOR VALUE RECEIVED, the undersigned, Charles E. Fioretti, an individual residing in the State of Texas ("Maker"), promises to pay to the order of Mannatech, Incorporated, a Texas corporation ("Payee"), the sum of Five Hundred Thousand Dollars ($500,000). This Note is executed in connection with that certain Note and Stock Purchase Agreement, dated of even date herewith, by and between Maker and Payee (the "Purchase Agreement") and is subject to the terms of such Purchase Agreement.

     Reference is hereby made to the Purchase Agreement for provisions affecting this Note regarding payment, and such provisions are hereby incorporated in this Note by reference. All payments made by Maker hereunder shall be made at such location as is directed by Payee without set-off, deduction or counterclaim.
All payments shall be applied first to payment of costs and expenses (including reasonable attorneys' fees) incurred by Payee in enforcing this Note, including all costs of collection, next to payment of accrued and unpaid interest and then to the reduction principal.

     All past due principal and accrued interest on this Note shall bear interest from maturity until paid at the rate of the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate of interest permitted under applicable law. A per annum rate of interest of 6.9% shall be imputed but not charged.

     The entire unpaid principal balance of, and all accrued interest on, this Note shall immediately be due and payable at the option of Payee (or with respect to clause (c) automatically without notice of any kind) upon the occurrence of (a) a failure by the undersigned to pay when due any installment of principal or interest under this Note or any other cost due hereunder, (b) any breach of any representation or warranty or any material breach of any covenant or agreement set forth in this Note or the Purchase Agreement on the part of Maker, (c) the commencement of a voluntary case under Title 11 of the United States Code, the filing of an answer or other pleading admitting or failing to deny the material allegations of a petition filed against Maker commencing an involuntary case under said Title 11 or the failure to controvert timely the material allegations of such petition (each such event, an "Event of Default").

     No delay on the part of the holder of this Note in the exercise of any power or right under this Note or under any other instrument executed pursuant hereto shall operate as a waiver thereof, nor shall a single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right.

     Except as expressly otherwise provided for herein, Maker and all endorsers of this Note waive demand, presentment, protest, notice of dishonor, notice of nonpayment, notice of intention to accelerate, notice of protest and any and all lack of diligence or delay in collection or the filing of suit hereon which may occur, and agree to all extensions and partial payments, before or after maturity, without prejudice to the holder hereof.

     In the event that one or more Events of Default shall occur, and in the event that thereafter this Note is placed in the hands of an attorney for collection, or in the event that this Note is collected in whole or in part through legal proceedings of any nature, then and in any such case, there shall be added to the unpaid principal balance hereof all reasonable costs of collection, including but not limited to reasonable attorneys' fees, on account of such collection, whether or not suit is filed.

     THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

     All agreements between Maker and the holder of this Note, whether now existing or hereafter arising and whether written or oral, are expressly limited so that in no contingency or event whatsoever, whether by acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid, to the holder hereof for the use, forbearance or detention of the money to be loaned hereunder or otherwise, exceed the maximum amount permissible under applicable law. If from any circumstances whatsoever fulfillment of any provision of this Note or of any other document evidencing, securing or pertaining to the indebtedness evidenced hereby, at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any such circumstances the holder of this Note shall ever receive as interest under this Note or any other document evidencing, securing or pertaining to the indebtedness evidenced hereby or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of Maker to the holder hereof relating to this Note, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of this Note and such other indebtedness, such excess shall be refunded to Maker. In determining whether or not the interest paid or payable with respect to any indebtedness of Maker to the holder hereof, under any specific contingency, exceeds the highest lawful rate, Maker and the holder hereof shall, to the maximum extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, (c) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of interest on account of such indebtedness is uniform throughout the term thereof, and/or (d) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by law. The terms and provisions of this paragraph shall control and supersede every other conflicting provision of all agreements between Maker and the holder hereof.

     All of the stipulations, promises and agreements in this Note contained by or on behalf of Maker and Payee shall bind the successors and assigns of Maker and Payee, whether so expressed or not, and inure to the benefit of the successors and assigns of Maker and Payee.

     In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.



                            /s/ CHARLES E. FIORETTI
                          ---------------------------------
                          Charles E. Fioretti

                                   EXHIBIT B
                                   ---------

                                  STOCK POWER

     FOR VALUE RECEIVED,                 (the "Transferor") does hereby sell,
                         ---------------
assign and transfer unto                 (        ) shares of the Common Stock,
                         ---------------  --------
$.01 par value, of Mannatech, Incorporated (the "Company") standing in the Transferor's name on the books of the Company, represented by Certificate No.
      herewith, and does hereby irrevocably constitute and appoint
-----
                attorney to transfer the said stock on the books of the Company
---------------
with full power of substitution in the premises.

     Dated             , 2000.
           ------------


                                   By:   /s/ CHARLES E. FIORETTI
                                        ---------------------------------


In presence of


--------------------------------